Exhibit 3.1

FIRST AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FIRST ADVANTAGE CORPORATION

I.

The name of this corporation is First Advantage Corporation.

II.

The address of the registered office of this corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808, and the name of the registered agent of this corporation in the State of Delaware at such address is Corporation Service Company.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law of the State of Delaware (“DGCL”).

IV.

A.    This corporation is authorized to issue three classes of stock to be designated, respectively, “Class A Common Stock”, “Class B Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that this corporation is authorized to issue is 101,000,000 shares, consisting of (1) 75,000,000 shares of Class A Common Stock, each having a par value of one-tenth of one cent ($.001); (2) 25,000,000 shares of Class B Common Stock, each having a par value of one-tenth of one cent ($.001); and (3) 1,000,000 shares of Preferred Stock, each having a par value of one-tenth of one cent ($.001). Except as otherwise expressly provided herein, all shares of Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

B.    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the DGCL, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C.    Except as otherwise required by applicable law, the holders of Class A Common Stock and Class B Common Stock shall be entitled to notice of any meeting of the stockholders of this corporation in accordance with the Bylaws and shall vote together as a single class as follows:

1.    Each share of Class A Common Stock shall entitle the holder thereof to one (1) vote in person or by proxy on all matters submitted to a vote of the stockholders of this corporation on which the holders of the Class A Common Stock are entitled to vote.

2.    Each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes in person or by proxy on all matters submitted to a vote of the stockholders of this corporation on which the holders of the Class B Common Stock are entitled to vote.

D.    Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock, at a one-to-one conversion ratio, as follows:

1.    The holder of any share of Class B Common Stock may elect at any time, and at such holder’s sole option, to convert such share into one fully paid and nonassessable share of Class A Common Stock.

2.    If at any time The First American Corporation (“FACO”) and its Affiliates collectively own less than twenty-eight percent (28%) of the total number of issued and outstanding shares of Class A Common Stock of this corporation (after giving effect to the conversion into Class A Common Stock of all shares of Class B Common Stock and any securities of the Corporation convertible into or exchangeable for shares of Class A Common Stock), each issued and outstanding share of Class B Common Stock shall be automatically converted into one fully paid and nonassessable share of Class A Common Stock.

3.    Upon the transfer of any share of Class B Common Stock to a Person that, at the time of such transfer, is neither FACO nor an Affiliate of FACO, such share shall be automatically converted into one fully paid and nonassessable share of Class A Common Stock.

4.    Notwithstanding anything else to the contrary in this Certificate of Incorporation, any transfer of any share of Class B Common Stock that is effected as part of a distribution by FACO of shares of Class B Common Stock to its shareholders under Section 355(a) of the Internal Revenue Code of 1986, as amended, and any subsequent transfer of such shares, shall not cause an automatic conversion of such shares into Class A Common Stock under IV.D of this Certificate of Incorporation.

As used in this Certificate of Incorporation, the following terms shall have the following meanings:

“Affiliate” means any Person directly or indirectly controlling, controlled by, or under common control with, FACO. As used in this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Person” means and includes any individual, partnership, joint venture, association, joint stock company, corporation, trust, limited liability company, unincorporated organization, a group and a government or other department, agency or political subdivision thereof.

V.

For the management of the business and for the conduct of the affairs of this corporation, and in further definition, limitation and regulation of the powers of this corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.    1.    The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The initial Board of Directors of the Corporation shall consist of 10 members. Such number of directors shall be changed in such manner as provided in the Bylaws.

2.    Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.    (a)    Subject to the rights of the holders of any series of Preferred Stock to fill vacancies and newly created directorships on the Board of Directors under specified circumstances, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors in accordance with the Bylaws, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise provided by law, be filled either by (i) the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors or (ii) by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of this corporation entitled to vote at an election of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

(b)    If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

B.    1.    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend and repeal the Bylaws of this corporation.

2.    The directors of this corporation need not be elected by written ballot unless the Bylaws so provide.

3.    No action shall be taken by the stockholders of this corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

4.    Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of this corporation shall be given in the manner provided in the Bylaws of this corporation.

VI.

A.    No director shall be personally liable to this corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit. If the DGCL is amended after the date of incorporation of this corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B.    Any repeal or modification of this Article VI shall be prospective only and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

This corporation expressly elects not to be governed by Section 203 of the DGCL.

VIII.

A.    This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.    Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock of this corporation required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least the majority of the voting power of all of the then-outstanding shares of the voting stock entitled to vote on such matter, voting together as a single class, shall be required to alter, amend or repeal Articles V or VI or this paragraph B.